Exhibit 99.1

AutoNation Announces Updated Estimate of First Quarter EPS from Continuing Operations in the
Range of $0.36 to $0.38

FORT LAUDERDALE, Fla. (April 6, 2006) -— AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, is announcing an updated earnings estimate for the first quarter ended March 31, 2006. The Company’s earnings per share (EPS) from continuing operations for the first quarter are now expected to be in the range of $0.36 to $0.38, increased from the previously disclosed estimate of $0.32 to $0.35. This compares to EPS from continuing operations of $0.33 per share reported in the first quarter of 2005, which included a $0.03 per share charge from senior note repurchases. Commenting on estimated first-quarter EPS from continuing operations, AutoNation Chairman and Chief Executive Officer Mike Jackson said, “We experienced stronger than expected performance primarily in our premium luxury business in March.” Details will be provided in the Company’s first-quarter earnings release and conference call on April 27, 2006.

Also, the Company now expects that its previously announced equity tender offer and debt tender offer and consent solicitation will be accretive to future earnings in the range of $0.13 to $0.15 per share on a full-year basis. Previously, the Company’s estimated range was $0.08 to $0.10 per share on a full-year basis. This improvement is attributable to an improved mix of financing sources between bank financing and senior notes, as well as lower interest rate spreads than previously anticipated.

AutoNation will release financial results for the first quarter ending March 31, 2006, on Thursday, April 27, 2006 before 7:00 a.m. Eastern Time. Mike Jackson, Chairman and Chief Executive Officer; Mike Maroone, President and Chief Operating Officer; and Craig Monaghan, Chief Financial Officer, will discuss these results and the Company’s outlook during a conference call and audio web cast that same morning at 11:00 a.m. Eastern Time.

About AutoNation, Inc.

AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America’s largest automotive retailer and a component of the Standard and Poor’s 500 Index. AutoNation has approximately 27,000 full-time employees and owns and operates 345 new vehicle franchises in 17 states.

This press release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell shares of AutoNation, Inc. common stock. The common stock tender offer is being made only pursuant to the offer to purchase, letter of transmittal and related materials that AutoNation distributed to its stockholders and filed with the Securities and Exchange Commission on March 10, 2006, as amended. Stockholders and investors should read carefully the offer to purchase, letter of transmittal and related materials because they contain important information, including the various terms of, and conditions to, the offer. Stockholders and investors may obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, letter of transmittal and other documents that the Company has filed with the Securities and Exchange Commission at the Commission’s website at http://www.sec.gov or by calling Innisfree M&A Incorporated, the information agent for the common stock tender offer, toll-free at (877) 825-8631. Stockholders are urged to read these materials prior to making any decision with respect to the common stock tender offer.

In addition, this press release does not constitute an offer to buy or the solicitation of an offer to sell AutoNation’s 9% senior notes due 2008. The debt tender offer and the consent solicitation are being made only pursuant to the offer to purchase and consent solicitation statement, letter of transmittal and consent and related materials that AutoNation previously distributed to noteholders. Noteholders and investors should read carefully the offer to purchase and consent solicitation statement, letter of transmittal and consent and related materials because they contain important information, including the various terms of and conditions to, the offer and the consent solicitation.

The senior unsecured notes, which are expected to be comprised of a series of floating rate notes and a series of fixed rate notes, will be offered solely by means of a confidential offering memorandum in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States under Regulation S of the Securities Act. The senior unsecured notes to be offered have not been registered under the Securities Act or securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act or the laws of any state. This press release shall not constitute an offer to sell or a solicitation of an offer to buy such senior unsecured notes.

Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, estimates and expectations is contained in the Company’s SEC filings. The Company undertakes no duty to update its forward-looking statements, including its long-term growth targets or the first-quarter earnings estimate included in this release. Notwithstanding any statement in this press release to the contrary, the safe harbor protections of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with a tender offer.